UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2017

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-9861	16-0968385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One M&T Plaza, Buffalo, New York		14203
(Address of principal executive offices)		(Zip Code)

(716) 635-4000

Registrant’s telephone number, including area code:

(NOT APPLICABLE)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Information.

M&T Bank Corporation (“M&T”) and M&T Bank, M&T’s principal banking subsidiary, announced today that the duties of the former President and Chief Operating Officer, Mark J. Czarnecki, who passed away in February, have been assumed by M&T Bank’s three Vice Chairmen, Richard S. Gold, René F. Jones, and Kevin J. Pearson, effective as of March 31, 2017. The details of the expanded roles and responsibilities of these individuals and other corporate organizational changes were disclosed by means of a news release attached as Exhibit 99.1 to this Form 8-K and incorporated herein.

Further, M&T and Director Robert E. Sadler, Jr. elected to terminate Mr. Sadler’s consulting agreement effective April 1, 2017. Mr. Sadler will continue to serve as a director of M&T and of M&T Bank.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

99.1	Press Release dated April 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T BANK CORPORATION

Date: April 3, 2017	By:	/s/ Brian R. Yoshida
Brian R. Yoshida
Senior Vice President and
Deputy General Counsel

EXHIBIT INDEX

Exhibit No.

99.1	Press Release dated April 3, 2017